AMENDED AND RESTATED
                                              JOINT VENTURE AGREEMENT


     THIS AMENDED AND RESTATED JOINT VENTURE AGREEMENT (the "Agreement") is entered into as of the _____ day of August, 1997, by and between WRIGHT MEDICAL TECHNOLOGY, INC., a Delaware corporation, having offices at 5677 Airline Road, Arlington, Tennessee 38002 ("Wright") and TISSUE ENGINEERING, INC., a Delaware corporation, having offices at The Fargo Building, 451 D Street, Boston, Massachusetts 02210 (the "Company").

     WHEREAS, the Company has developed and owns technology to produce collagen-based scaffolds which can be used, among other things, for ligament and tendon reconstruction, for cartilage regeneration, and for use with calcium phosphate/sulfate as a bone graft substitute (collectively, the "Technology"); and

     WHEREAS, Wright and the Company agreed, pursuant to a Joint Venture Agreement dated July 12, 1996, (the "Original Agreement") to form a jointly owned Delaware limited liability company (the "LLC") for the purpose of broadly commercializing products for use in the treatment of musculoskeletal problems based on the Technology (the "Products"); and

     WHEREAS, the partners are entering into this Agreement to clarify and correct certain ambiguities in the Original Agreement;

     NOW, THEREFORE, in consideration of the premises and actual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     SECTION 1. AMENDMENT. The Original Agreement is hereby amended and restated in its entirety by this Agreement.

     SECTION 2.  DEFINITIONS.  The  following  definitions  shall  apply to this
Agreement:

     "Additional Note" shall have the meaning given to it in Section 4(C) hereof.

     "Approved Marketing Expenses" for any period shall mean the total amount of marketing expenses mutually agreed upon by Wright and the Company for such period when Products become available for marketing (i.e., Food and Drug Administration approval of the first Product). Within thirty (30) days following the end of each Contract Year,

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Wright shall provide the LLC with a written  reconciliation  of actual marketing expenses and the Approved Marketing Expenses for such year. In the event the actual marketing expenses do not exceed the Approved Marketing Expenses that had been returned to Wright that year, the difference shall be added to Gross Billings for the month in which the reconciliation is presented. Wright shall be solely responsible for any actual marketing expenses that exceed the Approved Marketing Expenses for any year.

     "Approved R&D Expenses" for any period shall mean the total amount of research and development expenses mutually agreed upon by Wright and the Company for such period, either by separate agreement or as included in a Budget as defined below. Within thirty (30) days following the end of each Contract Year, the Company shall provide the LLC with a written reconciliation of actual research and development expenses and the Approved R&D Expenses for such year. In the event that the actual research and development expenses do not exceed the Approved R&D Expenses that had been returned to the Company that year, such difference shall be added to Gross Billings for the month in which the reconciliation is presented. The Company shall be solely responsible for any actual research and development expenses that exceed the Approved R&D Expenses for any year, unless provision is made by the LLC for such research and development Expenses and for other mutually agreed upon research and development expenses to be paid by funds raised by the LLC.

     "Budget" shall mean the annual budget of the LLC approved by Wright and the Company, which shall include, among other things, budgets for sales forecasts, Approved Marketing Expenses, Approved R&D Expenses, intellectual property development, patent prosecution and maintenance expenses, pre-clinical and clinical costs and expenses, administrative and accounting expenses; provided that the initial budget for the LLC is attached hereto as Exhibit D.

     "CGS" shall mean the Company's actual fully absorbed costs to manufacture each Product sold.

     "Commissions" shall mean the actual sales commissions to be paid by Wright on the sale of the Products.

     "Contract Year" shall mean each twelve month period commencing on January 1 and ending on December 31; provided that the first Contract Year shall commence upon execution of this Agreement and end on December 31, 1996.

     "Expenses" shall mean (1) Commissions; provided, however, that in any one month period those Commissions may not exceed twenty percent

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(20%) of the Gross  Billings;  (2) the CGS;  (3)  Approved  Marketing  Expenses;
provided, however, that such marketing expenses shall cease to be deducted when the aggregate Approved Marketing Expenses for a given year have been repaid to Wright; (4) Wright's shipping costs for Products sold if such costs are able to be billed by Wright to the customer and if not otherwise included in CGS; (5)
Approved  R&D  Expenses,   manufacturing  scale-up  and  manufacturing  expenses
incurred by the Company; (6) all costs and expenses of Wright associated with pre-clinical animal studies and clinical studies; and (7) any other expenses that Wright and the Company agree to deduct.

     "Field" shall mean the field of musculoskeletal applications, excluding dental applications.

     "Formation Date" shall have the meaning given to it in Section 4(A) hereof.

     "Gross Billings" shall mean the sum of (1) the gross sales price charged by Wright, (2) excess Approved Marketing Expenses and (3) excess Approved R&D Expenses.

     "Initial Note" shall have the meaning given to it in Section 4(B)(1) hereof.

     "License" shall mean the royalty free, exclusive and perpetual license granted by the Company for the Technology for use in the musculoskeletal field, excluding dental applications, to the LLC pursuant to a license agreement substantially in the form of Exhibit A attached hereto.

     "Net Profit" for any period shall mean the aggregate Gross Billings minus Expenses.

     "Proprietary Information" shall mean any information of either party or the LLC that might reasonably be considered proprietary, secret, sensitive or private, including but not limited to: (a) technical information, know-how, data, techniques, discoveries, inventions, ideas, unpublished patent applications, trade secrets, formulae, analyses, laboratory reports, other reports, financial information, studies, findings, or other information relating to the LLC or the Technology or methods or techniques used by the LLC, whether or not contained in samples, documents, sketches, photographs, drawings, lists and the like; (b) data and other information employed in connection with the marketing of the Products, including cost information, business policies and procedures, revenues and markets, distributors and customers, and similar items of information whether or not contained in documents or other tangible materials; or (c) any

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other  information  obtained  by any  party to this  Agreement  during  the term hereof, that is not generally known to, and not readily ascertainable by proper means by, third parties.


     SECTION 3. PURPOSE OF THE LLC. The LLC will be established for the purpose of commercializing products in the Field based on the Technology. It is expected that the LLC initially will focus a large share of its efforts toward products that can be manufactured using the Technology and commercialized in the near future. It is also expected that an appropriate balance of longer term product opportunities will be maintained, working to develop commercializable products. The parties hereto agree to negotiate in good faith to enter into one or more additional LLC agreements in the event transactions contemplated by this Agreement result in additional product ideas.


         SECTION 4.        FORMATION OF LLC; FURTHER CAPITAL CONTRIBUTIONS;
                           ADDITIONAL AGREEMENTS OF THE PARTIES.

     A. As soon as practicable following the execution of this Agreement, the parties hereto shall cause the LLC to be formed as a limited liability company pursuant to the laws of the State of Delaware by entering into a Limited
Liability Company Agreement (the "Charter"). The date of such filing is hereinafter referred to as the "Formation Date". To the extent that there is any conflict between the terms of the Charter and the terms of this Agreement, the terms of this Agreement shall control.

     B. On the Formation Date:

     1. Wright shall contribute to the LLC (a) initial administrative, accounting and legal support in order to create the LLC and (b) a promissory note in the amount of $1,500,000 (the "Initial Note"), which Initial Note shall be drawn down on demand by the LLC in accordance with the Budget, in exchange for issuance by the LLC on the Formation Date of 49% of the validly issued, fully paid and nonassessable shares of capital stock of the LLC issued and outstanding on the Formation Date.

     2. The Company shall contribute to the LLC the License to the Technology in exchange for issuance by the LLC on the Formation Date of 51% of the validly issued, fully paid and nonassessable shares of capital stock of the LLC issued and outstanding on the Formation Date.


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     3.  Wright and the Company  shall  execute an  interest  holders  agreement substantially in the form of Exhibit B attached hereto.

     C. Wright hereby agrees to make additional funding contributions to the LLC, in furtherance of the LLC, in the amount of $1,500,000 on each of the first and second annual anniversary of the Formation Date; provided that each such obligation shall be satisfied by delivering to the LLC a promissory note in the amount of $1,500,000 (the "Additional Note"). To the extent that the LLC is able to raise its own capital, or arrange for its own financing, Wright shall be able to charge the LLC reasonable fees reflecting its fully absorbed cost for providing administrative, accounting, legal, regulatory and clinical support provided to the LLC and, in addition to the research and development provided pursuant to the Budget for the first three years, beginning on the four year anniversary of the execution of this Agreement, the Company shall be able to charge the LLC for research and development support and support of product manufacturing at normal commercial rates for such services.

     D. The Company hereby agrees to grant to Wright an irrevocable voting proxy for that number of shares of capital stock of the LLC equal to 1% of the issued and outstanding stock of the LLC on the Formation Date, it being the intent of the parties hereto that the Company and Wright each have a right to vote 50% of the issued and outstanding stock of the LLC at all times; provided, however, that in the event that Wright is a party to any agreement that prohibits it from exercising such voting proxy, such proxy shall be granted to an independent third party mutually acceptable to both Wright and the Company; and provided, further, that Wright shall have the option to purchase such 1% interest for $1.00 at anytime following the Formation Date. Furthermore, the Company hereby agrees to take all action necessary to ensure that any such proxy continues in perpetuity, including without limitation, executing subsequent voting proxy upon the expiration of any existing proxy under applicable Delaware law or, at the request of Wright, entering into a voting trust to effectuate the purposes set forth in this Section 4(D).


         SECTION 5.        CORPORATE GOVERNANCE; MANAGEMENT.

     A. Except as otherwise required by law or as provided in the Charter, responsibility for the management, direction and control of the LLC shall be vested in the managers of the LLC. The Charter shall provide for the election of four managers.



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     B. The managers of the LLC shall be elected  annually at annual meetings of the members of the LLC. It is understood and agreed by the parties hereto that two of the managers of the LLC shall be individuals nominated by Wright and two of the managers of the LLC shall be individuals nominated by the Company. Each of the parties hereto covenants and agrees to vote its shares of stock of the LLC to cause the election of the managers nominated in accordance with the foregoing. In the event of the death, incapacity, resignation or removal of a manager prior to the end of his or her term, each of the parties hereto agrees to vote its shares of stock so as to appoint as his or her replacement a manager nominated by the party hereto who nominated the manager whose death, incapacity, resignation or removal was the cause of such vacancy.

     C. Wright and the Company shall take all actions necessary or appropriate to ensure that the Charter accurately reflects the arrangements set forth in this Section 5.

     D. The management of the LLC shall be comprised of officers designated by the managers of the LLC. Each of the parties hereto hereby covenants and agrees to cause the managers of the LLC nominated by it to cast their votes so as to appoint as officers of the LLC individuals who qualify under the foregoing provisions of this Section 5(D). In the event of death, incapacity, resignation or other removal of an officer prior to the end of his or her term, each of the parties hereto agrees to cause the directors of the LLC to cast their votes so as to appoint his or her replacement a nominee who qualifies under said foregoing provisions of this Section 5(D).

     E. Notwithstanding anything to the contrary contained herein, the parties hereto hereby agree to use their best efforts to avoid the occurrence of any deadlock and further agree to use their best efforts to resolve any deadlock as expeditiously as possible.

     F. The parties hereto agree that the managers of the LLC shall meet at least once each calendar quarter at such time and place acceptable to all managers, and at each annual meeting of the managers, an annual operating Budget of the LLC shall be adopted.

     G. If the parties are unable to agree at any managers' meeting to act upon a resolution approving the LLC's annual operating plan and Budget, the parties hereto agree that a top-level meeting be convened between the parties, attended by corporate officers of each party with decision-making authority regarding the dispute, in order to attempt in good faith to resolve the matter. At such meeting each of the parties hereto will use its best efforts to resolve the deadlock and such meeting shall continue until a resolution is achieved.

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         SECTION 6.        RESEARCH AND DEVELOPMENT ACTIVITIES.

     A. Wright will use its best efforts to obtain regulatory approval to sell and distribute the Products. In connection therewith, Wright and the Company will meet, discuss and formulate a plan for Wright to fund pre-clinical animal studies and clinical trials to be conducted by the LLC, which funding shall be reimbursed pursuant to Section 4(c) hereof. Wright and the Company agree to establish a clinical trials committee (the "CTC"), comprised equally of members from Wright and the Company. The CTC will design and supervise the clinical trials and shall have the full authority to direct the conduct of such clinical trials. The CTC will operate by consensus, however, in the event the members of the CTC cannot unanimously agree upon any given matter (other than matters related to the funding of the clinical trials), such matter shall be referred to and resolved by an oversight committee comprised of an equal number of independent members from the respective scientific advisory boards of Wright and the Company.

     B. Wright agrees that it shall use commercially reasonable efforts to assist and consult with the LLC with respect to financial, accounting, regulatory, engineering and manufacturing matters relating to the Products.

     C. The LLC shall use the Company exclusively for research and development services. In providing such services, the Company shall retain employees and consultants and purchase such equipment and supplies in accordance with the Budget and for its own account. The Company shall be reimbursed for such expenditures, as well as for overhead and other expenditures set forth in the Budget, in accordance with the Budget. In the event the Company ceases to provide such research and development services, the LLC shall be permitted to find alternatives sources of research and development services.

     D. (1) After the fourth anniversary of this Agreement, the Company shall provide research and development services to the LLC and (2) upon commencement of production of any Products, the Company shall provide manufacturing services, each on financial terms to be mutually agreed upon by the Company, the LLC and Wright.

         SECTION 7.        DISTRIBUTION RIGHTS; INTELLECTUAL PROPERTY
                           RIGHTS.

     A. In furtherance of the LLC, the Company hereby agrees to cause the LLC to grant and convey to Wright the world-wide exclusive rights to sell, market, distribute and conduct all incidental and necessary activities thereto with respect to the Products pursuant to

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a distribution agreement substantially in the form of Exhibit C attached hereto.

     B. The Company shall own all patents associated with the Technology; provided that the Company hereby grants the LLC a royalty-free license to the Company's intellectual property to the extent necessary to make, use and sell any Product, including without limitation, any and all patents and registered trademarks, which license shall be exclusive for musculoskeletal use. Such license shall automatically transfer to any successors in interest of the LLC. Wright shall have the right to develop and own trademarks and tradenames for the sale of the Product; provided that Wright shall undertake to acknowledge in any Product literature that the Company participated in the invention of such Product. Any intellectual property developed by either party, or by any third party, pursuant to work commissioned as an Approved R&D Expense shall be owned by the LLC. Patent prosecution and maintenance costs associated with such intellectual property shall be paid by the LLC. Research and development conducted by either party, independent of this Agreement, or not commissioned as an Approved R&D Expense, and the intellectual property associated therewith, shall be owned by the party conducting such research and development.

     SECTION 8. PROFIT SHARING; SALES; FORECASTS, ETC.

     A. Profit Sharing. The LLC shall pay each of Wright and the Company fifty percent (50%) of all Net Profits, if any, on the sale of any Products during each month; provided that, if in any month Expenses exceed Gross Billings, such excess Expenses shall be carried forward and deducted in the following month on a pro rata basis consistent with the percentage of Expenses incurred and paid that month to Wright and the Company respectively. The Net Profit calculation shall be conducted by Wright, and the LLC shall tender any payment to the Company and Wright, or in the case of Wright, reduce the Initial Note or Additional Notes, within 90 days of the end of each month.

     B. Sales. Wright hereby agrees to use commercially reasonable efforts to promote the Products in accordance with the Budgets.

     C. Forecasts. Wright shall provide quarterly sales forecasts that will include its best forecast for sales in the succeeding three (3) months as well as projected sales for the succeeding twelve (12) months.

     D. Orders and Receivables. Wright shall take all orders for the Products. Upon notification from Wright, the Company shall be

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responsible for promptly  delivering  such Products  directly to the customer or
Wright, as directed by Wright from time to time. The Company shall provide the Product packaged and sterile according to Wright's packaging instructions. Wright shall be responsible for all billing and collections. Freight shall be shipped F.O.B. the Company and shall be added by Wright to all billings to customers, if acceptable to the marketplace.

     SECTION 9. ACCOUNTING AND GENERAL REPORTING.

     A. The accounting period of the LLC shall commence on January 1 of each year end on December 31 of the following; provided that the first accounting period of the LLC shall commence as of the date this Agreement is executed and end on the next following December 31.

     B. Wright shall be responsible for keeping all books and records of the LLC in accordance with sound and generally accepted accounting principles applicable to the LLC and corporate practices consistently applied. Wright shall make and keep books, records and accounts that in reasonable detail accurately and fairly reflect the transactions of the LLC.

     C. Wright shall prepare monthly, quarterly and annual financial statements of the LLC. Such financial statements shall be prepared in accordance with generally accepted accounting principles. Wright shall submit such statements to the Company as soon as practicable (but not later than 45 days in the case of monthly and quarterly financial statements and 90 days in the case of annual financial statements) after the end of each period.

     D. Each party shall have the right, upon 10 days notice, to inspect the financial records of the other party and the LLC only as they relate to the calculation of Expenses (including without limitation, commissions, Approved Marketing Expenses and Approved R&D Expenses), Gross Billings and the calculation of Net Profit. All materials reviewed and all materials prepared by the other party based upon the audit shall remain confidential and not be used for any purpose other the operation or enforcement of this Agreement.

     SECTION 10. PROPRIETARY INFORMATION.

     A.  All  business,   technical,  research  and  development  and  financial
information and materials  containing such business information  provided by the
parties  to each  other,  including  without   limitation,   lists of present or
prospective customers or vendors or of persons that have or shall have dealt with the respective parties hereto, customer requirements, preferences and methods of operation,
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management  information  reports and other computer generated  reports,  pricing policies  and  details,  details of  contracts,  operational  methods,  plans or
strategies,  business  acquisition  plans,  new  personnel   acquisition  plans,
product information and samples, technology, know-how, patent applications, designs and other business, technical, research and development and financial
affairs  learned   heretofore  or  hereafter,   are  and  shall  be  treated  as
confidential.  Each party  agrees  for  itself  and on behalf of its  directors, officers,  employees  and  agents to whom such  information  and  materials  are
disclosed,   that  it  and  they  shall  keep  such  information  and  materials confidential and retain them in strictest confidence both during and after the term of this Agreement. Such information and materials shall not be disclosed by either party to any person except to its officers and employees requiring such information or materials to perform services pursuant to this Agreement and except to other persons under a confidentiality agreement with either party protecting such information from disclosure. Each party acknowledges and agrees that it shall be liable to the other for damages caused by any breach of this provision or by any unauthorized disclosure or use of such confidential information and materials by its officers and employees or third parties to whom unauthorized disclosure was made. In addition to any other rights or remedies that may be available to each party, each party shall be entitled to appropriate injunctive relief or specific performance against the other or its officers and employees to prevent unauthorized disclosure of such confidential information and materials or other breach of this provision. Each party acknowledges and agrees that such unauthorized disclosure or other breach of this provision will cause irreparable injury to the other party and that money damages will not provide an adequate remedy. Each party shall be entitled to recover from the other its costs, expenses and attorneys' fees incurred in enforcing its rights under this Section 9. Each party shall return to the other all such information and materials covered under this Section 9 and received pursuant to this Agreement and all copies thereof immediately upon the termination of this Agreement.

     B. This obligation of confidentiality shall not apply to any information that (1) was known to the receiving party at the time of receipt as evidenced by tangible records; (2) was in the public domain at the time of receipt; (3) becomes publicly available through no fault of the party obligated to keep it confidential; (4) such party legitimately learns from third parties who are under no obligation of confidentiality with respect to the information; or (5) is required by applicable law or court order or other mandatory legal process to be disclosed.



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     C. The  provisions  of this  Section 10 shall  survive  the  termination or expiration of this Agreement.

     SECTION 11. OPERATION OF THE LLC.

     A. The Company shall provide the LLC with product research and development services, engineering support, patent services, as well as manufacture the Products for sale by the LLC, all pursuant to the Budget of Approved R&D
Expenses. As set forth in the Budget, the Company hereby agrees to provide continuing research and development support necessary to meet customer demand, technological advances and as may reasonably be requested by the LLC or Wright, and employees of the Company shall be regularly available to consult and work with the LLC and Wright on such research and development. In addition, the Company shall manufacture and supply all Products necessary for the conduct of the LLC's business; provided that the LLC may use an alternative manufacturer or supplier that it determines is more cost effective than the Company. In order to receive the necessary funding for the conduct of all Approved R&D Expenses and all other Expenses set forth in the Budget, the LLC shall be allowed to draw down upon the Initial Note on the first of each month an advance of $100,000, to be used to fund Approved R&D Expenses of the LLC. Within seven days following the end of each calendar month, the Company shall provide a reconciliation of the previous month's Approved R&D Expenses. This advance shall be transferred by wire directly to a segregated non-commingle operating account of the Company by the 1st of the month. If during any month the reconciliation reflects a credit balance in excess of $10,000, or if a large purchase is anticipated exceeding
$10,000, this monthly advance amount may be adjusted accordingly by mutual agreement between Wright and the Company.

     B. Wright shall provide the LLC with administrative services, accounting services and marketing service, all pursuant to the Budget of Approved Marketing Expenses. In addition, Wright shall be fully responsible for any and all regulatory approvals necessary for the public sale and marketing of the Product and all labeling and warnings associated with the Product. The Company promptly shall provide Wright notice of any and all claims from third parties regarding any of the Products, including events that may be reportable as an under any current or future Food and Drug Administration MDR (medical device reporting) regulations. Upon request, Wright shall consult with the Company regarding, and/or provide the Company with proof of any regulatory approvals. In order for Wright and the Company to be reimbursed for expenses detailed in Section 3(C) hereof, and for those Approved Marketing Expenses and all other Expenses set forth in the Budget, Wright and the Company shall provide the LLC with monthly invoices, which invoices shall set forth in reasonable detail the

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services provided and which shall be paid within 15 days of receipt by the LLC.

     C. Wright shall be the exclusive distributor of all Products,  and shall be
entitled  to  distribute   the  Products  in   a  manner  consistent  with   the
distribution of its own products.

     D. The LLC shall be managed in accordance with its Budget and detailed business plans. In accordance with the initial Budget, the LLC shall be permitted to draw down the Initial Note upon demand in amounts equal to approximately $800,000 for direct expenses and approximately $700,000 for indirect expenses. In addition, the LLC shall be permitted to draw down upon each Additional Note in amounts necessary to fund operations.

  SECTION 12. COVENANTS OF THE PARTIES.

     A. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the preparation and execution of this Agreement and the transactions contemplated hereby, including without limitation, attorneys' fees and advisors' fees, if any, will be paid by the party incurring such costs and expenses.

     B. Each of the parties hereby agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including without limitation, any state or federal regulatory filings. In the event that at any time after the execution of this Agreement, further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of each of the parties shall take such necessary action.

     C. Upon execution of this Agreement, and continuing during its term, the Company shall provide the LLC access to, or copies of, all documents and things in the Company's control which relate to the Products and are necessary for the LLC to conduct its business, including without limitation, obtaining regulatory approval for any Product.

     D. The Company hereby agrees to use its reasonable efforts during the term of this Agreement to actively seek to develop the Products and to make prudent and efficient use of the Initial Note and Additional Note, as well as its own research and development expenditures. As used in this Agreement, the term "best efforts" shall mean the commercially reasonable efforts that a prudent person desiring to
                                                  Page 108 of 119

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achieve a  particular  result  would use in order to ensure  that such result is achieved as expeditiously as possible.

     E. Each of the parties hereto hereby agrees to at all times conduct its efforts hereunder in strict compliance with all applicable federal, state and local laws and regulations and with the highest government standards.

     F. Each of the parties hereto hereby agrees to use its best efforts to arrange for independent financing for the LLC; provided, that in the event that the LLC obtains such independent financing, the parties hereto hereby agree to cause the LLC to distribute the first $1,000,000 of any such proceeds to Wright as a return of its Initial Note.

     SECTION 13. LIABILITY.

     A. The Company shall indemnify and hold harmless Wright from all liability, damages, costs and expenses (including reasonable attorneys' fees) incurred as a result of any claims, actions, judgments and demands for injuries to persons or property arising from any and all design or manufacturing defects in the Products (collectively, a "Claim"), and for any conduct of the Company, but not for claims, actions, judgments, and demands arising from Wright's negligence, gross negligence, or willful misconduct with respect to the sale and distribution of Products.

     B. Wright shall indemnify and hold harmless the Company from any Claim arising from Wright's negligence, gross negligence, or willful misconduct with respect to the sale and distribution of Products.

     C. The provisions of paragraphs 13(A) and 13(B) hereof shall survive the expiration and any termination of this Agreement.

     D. Upon commercialization of Products, the LLC shall carry liability insurance regarding the Products in an amount consistent with industry practice, and each of the Company and Wright shall carry commercially reasonable amounts of insurance commensurate with their respective obligations under this Agreement (including without limitation, its indemnification obligations) and support of the LLC's operations.

     E. With respect to any actual or potential Claim or demand or commencement of any action, or the occurrence of any other event, relating to any Claim against which a party hereto is indemnified (the

                                                  Page 109 of 119

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"Indemnified  Party") by the other party (the  "Indemnifying  Party") under this
Section 13:

     1. Promptly after the Indemnified Party first receives written documents pertaining to the Claim, or if such Claim does not involve a third party Claim (a "Third Party Claim"), promptly after the Indemnified Party first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail, stating the amount involved, if known, together with copies of any such written documentation.

     2. The Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to any Claim if the Indemnified Party fails to give the notice with respect thereto in accordance with this Section 13.

     3. If the Claim involves a Third Party Claim, then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim. If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Third Party Claim, but such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under this Section 13, regardless of the outcome of such Third Party Claim. If the Indemnifying Party fails or refuses to provide a defense to any Third Party Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, through counsel of its choice, on behalf of and for the account and at the risk of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the costs, expenses and reasonable attorneys' fees incurred by the Indemnified Party in connection with such Third Party Claim. In any event, Wright and the Company shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

     SECTION 14. TERM AND TERMINATION.

     A. The term of the Agreement shall commence as of the date of execution of this Agreement and unless this agreement is terminated earlier pursuant to the provisions hereof or otherwise, shall expire upon dissolution of the LLC. During the term that this Agreement remains in effect, the Company and Wright agree not to sell or distribute any other product line similar to the Products for use in the Field without the consent of the other party; provided, however, that this restriction shall not apply to any product line incidentally acquired by either company through the purchase of another entity and subsequently contributed to the LLC, Wright's ownership interest in OsteoBiologics, Inc. or the sale or distribution by Wright of products developed by OsteoBiologics, Inc.

     B. In addition to other events of termination set forth in this Agreement, this Agreement shall terminate in the following events:

     1. If either party breaches a material term or provision of this Agreement and the breaching party fails to cure the breach within 180 days after notice thereof, the non-breaching party may terminate this Agreement, with such termination effective upon expiration of the 180 day period.

     2. If any governmental authority limits the ability of the LLC or the Company to manufacture or the LLC or Wright to sell the Products in any material respect, either party may terminate this Agreement by giving written notice of termination for such reason to the other party, such termination to be effective upon the giving of such notice.

     C. Upon the expiration or termination of this Agreement, Wright shall have no right to order or purchase Products from the Company or the LLC, but may dispose of its inventory of the Products through normal channels. Upon the termination of this Agreement, all intellectual property owned by either party, but licensed to the LLC, shall, subject to the terms of any applicable license agreement, remain property of the respective party.

     SECTION 15. MISCELLANEOUS.

     A. Should any provision of this Agreement be determined by a
                                                  Page 111 of 119
court having jurisdiction over the parties and the subject matter to be illegal or unenforceable in such jurisdiction, the parties agree that such determination shall not affect or impair the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of any other provision. The determination by a court having jurisdiction over the parties and the subject matter that any provision of this Agreement is illegal or unenforceable in such jurisdiction shall also not affect the validity or enforceability of the other provisions of the Agreement in that jurisdiction.

     B. If a claim for indemnification arises under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice of any event which might give rise to a claim for indemnification, specifying the nature of the possible claim and the amount believed to be involved. If the claim for indemnification arises from a claim or dispute with any third person, the Indemnifying Party shall have the right, at its own expense, to defend and/or settle such claim or dispute, and the Indemnified Party shall generally cooperate fully in any such defense, but at no out-of-pocket cost to the Indemnified Party.

     C. In the event that either party is unable to carry out its obligations under this Agreement due to force majeure (including, without limitation, acts of God; war; riot; fire; flood; explosion; labor disputes; embargoes; or unavailability or shortages of raw materials, bulk, equipment or transport), the failure so to perform shall be excused and not constitute a default hereunder during the continuation of the intervention of such force majeure. The party affected by such force majeure shall resume performance as promptly as practicable after such force majeure has been eliminated. Notwith standing the foregoing, in the event either party is unable to carry out its obligations hereunder by reason of such force majeure for a period of 180 days or more, than either party may at any time thereafter during the continuation of such force majeure terminate this Agreement upon notice to the other party setting forth the circumstances of such force majeure.

     D. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

     E. This Agreement, including the Exhibits annexed hereto, constitutes the entire agreement between the parties with reference to the subject matter hereof and supersedes all previous agreements, representations, memoranda and undertakings whether verbal or written, between the parties with respect to the subject matter hereof and may not be changed without the written consent of the parties.
                                                  Page 112 of 119

     F. Except as provided for in Section 5(G), any disputes regarding this Agreement between the parties shall be settled by binding arbitration under the rules of the American Arbitration Association. Each party shall pick a single temporary arbitrator which two arbitrators will then choose the single arbitrator before whom the dispute shall be heard. The dispute shall be heard before that single arbitrator in Memphis, Tennessee, if initiated by the Company and in Boston, Massachusetts, if initiated by Wright.

     G. All notices and reports required or permitted to be given under this Agreement shall be deemed validly given and made if in writing and delivered personally (as of such delivery) or sent by registered or certified mail, postage prepaid, return receipt re quested (as of ten (10) days after deposit in the mail) or sent by facsimile or overnight courier service, charges prepaid (as of the date of confirmed receipt) to the party to be notified in care of its General Counsel at its address (or facsimile number if sent by facsimile) first set forth above. Either party may, by notice to the other, change its address and facsimile number for receiving such notices or reports.

     H. This Agreement shall be construed in accordance with and governed by the laws of Tennessee without regard to its principles of conflicts of laws.

     I. Nothing contained in this Agreement shall be deemed to constitute either party as the agent for the other, or to establish a fiduciary relationship of any kind between the parties.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                     WRIGHT MEDICAL TECHNOLOGY, INC.


                                     By: /s/Lewis H. Ferguson, III

                                     Name: Lewis H. Ferguson

                                     Title: Senior Vice President



                                     TISSUE ENGINEERING, INC.


                                     By: /s/Eugene Bell

                                     Name: Eugene Bell

                                     Title: CEO & President


                                                  Page 114 of 119